WHITESTONE EXECUTIVE PLAZA
                      30-50 Whitestone Expressway
                       Flushing, New York 11354





                     GOLDEN UNION, LLC (LANDLORD)




                                WITH




                       PHONETIME, INC. (TENANT)

                     WHITESTONE EXECUTIVE PLAZA
                          PHONETIME LEASE
                         TABLE OF CONTENTS

   ARTICLE #         TITLE                                   PAGE #
   --------          -----                                   ------
     1               Space                                      3
     2               Term                                       3
     3               Rent                                       4
     3.1             Renewal Option                             4
     3.2             Termination of Lease                       4, 5
     4               Use                                        5
     5               Services                                   5
     6                 "                                        5
     7                 "                                        5
     8                 "                                        5
     9                 "                                        5
     10                "                                        5
     11               Landlord's Repairs                        5, 6
     12               Parking Field                             6
     13               Directory                                 6
     14               Tenant's Repairs                          6
     15               Floor Loading                             7
     16               Insurance                                 7
     17               Real Estate Tax Escalation                7, 8, 9
     18               Space Intentionally Omitted               9
     19               Miscellaneous                             9
     20                     "                                   9
     21                     "                                   9
     22                     "                                   9
     23                     "                                   9
     24               Fixtures & Installation                   9
     25               Alterations                              10
     26               Requirements of Law                      10, 11
     27               End of Term                              11
     28               Quiet Enjoyment                          11
     29               Signs                                    11, 12
     30               Rules & Regulations                      12
     31                Assignment & Subletting                 12, 13
     32               Landlord's Access to Premises            13
     33               Subordination                            13, 14
     34A              Property Loss, Damage Reimbursement      14
     34B              Tenant's Indemnity                       14, 15
     34C               Landlord's Indemnity                    15

                         WHITESTONE EXECUTIVE PLAZA
                            PHONETIME LEASE
                            TABLE OF CONTENTS

   ARTICLE #         TITLE                                   PAGE #
   --------          -----                                   ------
     35               Destruction-Fire or Other Casualty        15
     36               Subrogation                               16
     37               Eminent Domain                            16
     38               Waste                                     16
     39               Certificate of Occupancy                  16, 17
     40               Default                                   17, 18
     41                                                         18
     42               Sprinklers                                18
     43               Damages                                   18, 19
     44               Sums Due Landlord                         19
     45               No Waiver                                 19, 20
     46               Waiver of Trial by Jury                   20
     47               Bills and Notices                         20
     48(A)            Inability to Perform                      20, 21
     48(B)            Interruption of Services                  21
     48(C)            Conditions of Landlord's Liability        21
     48(D)            Tenants Taking Possession                 21
     49               Entire Agreement                          22
     50               Vault, Vault Space, Area                  22
     51               Security                                  22, 23
     52               Definitions                               23
     53               Partnership Tenant                        24
     54               Successors, Assigns, etc.                 24
     55               Application of Insurance Proceeds         24
                      Waiver of Subrogation                     24
     56               Broker                                    24
     57               Captions                                  24
     58               Nonliability of Landlord                  24
     59               Right of First Refusal                    24
     60               Governing Law                             24
     61               Jurisdiction                              24
     62               Signature Sheet                           25

                                SCHEDULES

Schedule A               DELETED
Schedule B               DELETED
Schedule C               Heating and Air Conditioning            26
Schedule D               Cleaning Schedule                       27
Schedule E               Rules and Regulations                   28, 29

     AGREEMENT OF LEASE, made as of this 8th day of April, 1997 between GOLDEN UNION, LLC, having its principal office c/o ALMA REALTY CO., 28-18 31st Street, Astoria, New York 11102

     (hereinafter referred to as "Landlord"), and

PHONETIME, INC., having its principal office at 30-60 Whitestone Expressway, Flushing, New York 11354

     (hereinafter referred to as "Tenant").

     WITNESSETH:  Landlord and Tenant hereby covenant and agree as follows:

                                      SPACE

1. Landlord is the fee owner of the Building and the parcel of real property on which the Building is located (which included the Building Parking Area as defined below). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 2,700 square feet on the ground floor; approximately 15,600 square feet, which is the entire second floor and approximately 9,000 square feet on the third floor substantially as shown on the Rental Plan initialed by the parties and made part hereof as Exhibit I ("Demised Premises") in the building known as the Whitestone Executive Plaza, 30-50 Whitestone Expressway, Flushing, New York 11354, (hereinafter referred to as the "Building). The Demised Premises currently contains approximately 27,300 rentable square feet which currently constitutes 43.86 percent of the rentable area of the Building. In addition to occupying the Demised Premises, Tenant, during the entire term of this Lease shall have the right to use in common with others, at no additional expense to Tenant: a) all common areas and public portions of the Building; b) all remaining available space on the roof of the Building, whereby Tenant shall install telecommunications equipment; and c) space located in the parking lot or adjoining the Building, whereby Tenant shall install/house an electrical generator.

                                  TERM

2. The term of this lease shall commence April 1, 1997 hereinafter referred to as the "Term Commencement Date," and shall terminate on March 31, 2002, hereinafter referred to as the "Expiration Date." The term of this Lease is subject to extensions as provided for below.

     Should the Term Commencement Date be a date other than the first day of the month, the Tenant shall pay a pro rata portion of the rent from such date through and including the last day of such month. Should the Expiration Date be a date other than the last day of the month, the Tenant shall pay a pro rata portion of the base rent from the first day of such month through and including such Expiration Date.

     In consideration of Tenant entering this Lease, Landlord hereby waives
(i) the payment of all rent for the second and third floor for the months of April 1, thru June 30, 1997 and (ii) all rent for the 2,700 square feet of the first floor until the later to occur of (a) June 30, 1997 or (b) the completion of all construction work to be performed by Landlord on such first floor space to Tenant's reasonable satisfaction.

                               RENT

3.     The basic annual rental rate is as follows:

               LEASE YEAR    ANNUAL RENT     MONTHLY RENT
                  1st        $480,000.00     $40,000.00
                  2nd         499,200.00      41,600.00
                  3rd         519,168.00      43,264.00
                  4th         539,934.72      44,994.57
                  5th         561,532.11      46,794.34

During the term of this Lease, the basic annual rental shall be as cited above, payable in equal monthly installments as listed above, which Tenant agrees to pay in lawful money of the U.S. which shall be legal tender in payment of the debts and dues, public and private, at the time of payment, in advance on the first day of each calendar month during the Demised Term at the Office of the Landlord, except that Tenant shall pay the first monthly installment on the signing of this Lease and, subject to the rent concessions set forth in paragraph 2 above, each month thereafter from the "Term Commencement Date." Tenant shall pay the rent as above and as hereinafter provided, without any set off or deduction whatsoever, except as set forth herein.

3.1                              RENEWAL OPTION

     Provided that Tenant is not then in default beyond any applicable cure period of any of the covenants and conditions of this Lease, Landlord hereby grants to Tenant an option to continue leasing the Leased Premises for One (1) Five (5) Year Option Period commencing on the day following the last day of the initial Lease Term. Tenant shall exercise this renewal option by giving to Landlord, at least one hundred eighty (180) days prior to the expiration of the respective preceding Lease Term, written notice from Tenant stating that Tenant intends to exercise said renewal option. In the event that Tenant fails to exercise its renewal option hereunder, or such renewal notice from Tenant is not timely given, the renewal option provided for herein shall immediately cease and be thereafter null and void.

     During the renewal Lease Term, the terms and provisions of this Lease, including those terms relating to additional rent, shall remain unchanged, except that this Article 3.1 shall be deleted. The Base Rent for such renewal term shall be as follows:

         OPTION YEAR     ANNUAL RENT     MONTHLY RENT
             1st         $83,993.40      $48,666.12
             2nd         607,353.14       50,612.76
             3rd         631,647.25       52,637.27
             4th         656,913.15       54,742.76
             5th         683,189.68       56,932.47

3.2                    TERMINATION OF LEASE

     Provided that Tenant is not in default beyond any applicable cure period of any of the covenants and conditions of this Lease, Landlord hereby grants to Tenant the right to terminate this Lease at any time, but, only during the Option Period of this Lease.

     In order to exercise the termination option, Tenant must first notify Landlord in writing of its option to terminate and the effective date of termination. This notice must be give to Landlord at least three (3) months prior to the effective date of termination.

     An additional requirement in order for Tenant to exercise its termination Option shall be that Tenant must pay to Landlord an amount equal to six (6) months base rent for the six (6) month period that follows the effective date of Tenant's termination. (For example, if Tenant notifies Landlord that July 1, 2004 shall be the effective date of termination, Tenant must be current with its rent through June 30, 2004 and must pay to Landlord the six (6) month Lease buy-out for months covering July 1, 2004 through December 31, 2004 at $50,612.76/month *six (6) months = $303,676.56)

     Once Landlord receives the six (6) months of the Lease buy-out, payable ONLY by certified funds, and Tenant vacates the Premises and leaves same in broom clean condition, Landlord and Tenant shall execute a Surrender of Lease Agreement and thereafter Tenant shall not be liable for any of the remaining Lease term or any obligations of this Lease.

                                     USE

4. The Tenant shall use and occupy the Demised Premises only for General Office use and for the installation and maintenance of a telecommunication switching facility and related equipment and for no other purpose. Tenant shall also have the right to install and maintain, at Tenant's expense, conduits both inside the Building and from the generator into the Building in connection with the use of its equipment.

                                   SERVICES

5. Landlord will provide heat and air conditioning to the Demised Premises (subject to the conditions set forth in "Schedule C" attached hereto and made part hereof) during business hours of 8:00 a.m. to 6:00 p.m. on weekdays and from 9:00 a.m. to 6:00 p.m. on Saturdays; excluding all legal holidays.
Tenant will pay proportionate share of utility charges as it relates to the Demised Premises as billed by Landlord. Tenant's proportionate share will be 43.86% of the Building's bill for the aforementioned charges, which proportionate share is subject to change based upon any change in the square footage of the Building or the Demised Premises. Landlord will manage the Building in accordance with building standards for similarly situated first class office buildings.

     Charges for heat, air conditioning and utilities for common areas shall be pro-rated to the Tenant in accordance with the percentage of the building's
rentable space occupied by the Tenant.   Landlord will furnish copies of all
such bills to Tenant promptly upon receipt thereof.

6. Landlord will provide cleaning services which will be performed between the hours 5:00 p.m. and 6:00 a.m. on Monday through Friday, legal holidays excepted, as set forth in Schedule "D", attached hereto and made part hereof.

7. Landlord will furnish elevator service to the Demised Premises during hours at no charge to Tenant.

8. Landlord will furnish adequate hot and cold tempered water for lavatory, drinking and cleaning services at no charge to Tenant.

9. At any hours other than the aforementioned business hours at the Tenant's request and upon Landlord's agreement, not to be unreasonably withheld or delayed, any services heretofore enumerated will be provided at the Tenant's expense as overtime services, except that there will be no charge for overtime service for moving in and out of the Demised Premises.

     Heat and Air Conditioning overtime charge is $25.00 per hour or any part thereof. This charge will escalate annually at the rate of five percent (5%/year).

     Except for the amounts expressly payable by Tenant under this Article entitled "Services" as well as amounts payable by Tenant under Article 17 below, Tenant shall not be responsible for the payment of any other operating expenses incurred by the Landlord in connection with the Building or the Property.

10. Any diminution in services required by Federal, State or Municipal Law or by virtue of any code or regulation or directive of any Environmental Agency or Conservation Program of the Federal, State, City, County or local government body of any nature whatsoever, shall not entitle the Tenant to any diminution, abatement or refund of rent or other charges due under the provisions of this Lease, except if it renders the Demised Premises unusable.

                          LANDLORD'S  REPAIRS

11. (A) Landlord, at its expense, will make all the repairs to and provide the maintenance for the Demised Premises (excluding painting and decoration) and for al public areas and facilities, and to the roof and structure to the Building and to the building systems including but not limited to plumbing, electrical, HVAC and mechanical servicing the Demised Premises and to the windows of the Building in a manner appropriate for a first class office building in Flushing, New York, except such repairs and maintenance as may be necessitated by the negligence, improper care or sue of such premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord at Tenant's expense. Landlord represents that all systems function, roof foes not leak and there are not structural defects in the building.

     (B) Notwithstanding the aforementioned, Landlord shall provide the following to Tenant at no cost to Tenant: a) paint and plaster the Demised Premises prior to Tenant's occupancy of same; b) Landlord shall clean and repair the carpet in the Demised Premises as needed; c) Landlord shall install a swipe system that can print details of users access at the front entrance and at the entrance of Tenant's space on each of the three floors; d) Landlord shall install two sets of glass doors for the second floor rear elevators with a cord access swipe lock; e) Landlord shall install a security system comprising of cameras, intercoms and buzzers for all three floors; f) Landlord shall pave the driveway; g) construct a loading dock; h) Landlord shall build-out Tenant's space located on the first floor in accordance with reasonable plans and specifications to be submitted by Tenant to Landlord; and (i) Landlord shall remove the two offices and closets located on the third floor space and install a secure double door in accordance with reasonable plans and specifications provided by Tenant to Landlord, all of which work shall be completed by Landlord lien-free and in a good and workmanlike manner in accordance with all applicable laws and regulations.

     Landlord shall provide the following at Tenant's sole cost: a) security bars/gates for the first (1st) floor space; and b) Landlord to provide Tenant with an adequate exterior location (mutually agreed upon by both parties) whereby Tenant shall install/house a generator. No additional rent shall be payable on account of such space.

     Landlord represents that the Building of which the Demised Premises forms a part of shall be cable ready by the time Tenant occupies same.


                                PARKING FIELD

12. Tenant shall have the right at no additional cost to Tenant, or its employees or invitees, to self-park in 125 reserved parking spaces for the reserved parking of automobiles of the Tenant; its employees and invitees, in the parking area reserved for tenants of the Building (hereinafter sometimes referred to as "Building Parking Area") subject to the Rules and Regulations now or hereafter reasonably adopted by Landlord. Said parking spaces shall be marked as Reserved PTI. Landlord shall have no obligation to police said parking spaces, but shall be obligated to maintain the Building Parking Area.

                                  DIRECTORY

13. Landlord will furnish in the lobby of the Building a directory which will contain a Tenant List. Tenant shall have the right to install its own directory in the lobby of each floor of the Building in which Tenant occupies space, but must first obtain Landlord's consent, which consent shall not be unreasonably withheld or delayed.

                             TENANT'S REPAIRS

14. Tenant shall take good care of the Demised and, subject to the provisions hereof, Landlord after fifteen (15) days notice to Tenant, except in an emergency, at the expense of Tenant shall make as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents or licensees, all repairs in and about Demised Premises necessary to preserve them in good order and condition. When caused by misuse or neglect by Tenant or Tenant's servants, employees, agents, licensees or invitees, except as provided in Article 36 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or of Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, except for Landlord's own negligence or that of its agents, contractors or employees. Landlord agrees to use its best efforts to not interfere with Tenant's business. Landlord shall not be obligated to do work at "premium hours".

                                 FLOOR LOADING

15. The placement of any equipment which will impose an evenly distributed floor load in excess of 50 pounds per square foot live load shall be done only after written permission is received from the Landlord which shall not be unreasonably withheld. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure.

                                  INSURANCE

16. Tenant, at its expense, shall maintain at all times during the term of this Lease , public liability insurance in respect of the Demised Premises and the conduct or operation of business therein, with Landlord as an additional named insured, and with limits of $1,000,000 for property damage and not less than $1,000,000 for bodily injury or death to any number of persons in any one occurrence under a customary property insurance policy.

     Tenant shall promptly deliver to Landlord a Certificate of Insurance for such fully paid for policies prior to occupancy, and Tenant shall deliver to Landlord such Certificate of Insurance for renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord is given at least twenty (20) days prior written notice of such cancellation or material modification, including, without limitation, any cancellation resulting from the non-payment of premiums.

     Landlord, at its expense, shall maintain at all times public liability insurance coverage of $3,000,000,00 on the Building and also have the Building insured for its full replacement value.

                        REAL ESTATE TAX ESCALATION

17.     (A)     For purposes of this Article 17, the following definitions shall apply:

          (a) The term "Tax Year" shall mean the City of New York fiscal year, July 1 to June 30 (or such other fiscal year as hereafter may be duly adopted by the City of New York as the fiscal year for real estate tax purposes)

          (b) The term "Escalation Year" shall mean any Tax Year during the term of this Lease commencing with Tax Year commencing July 1, 1998.

          (c) The term "Base Tax Year" shall mean the July 1, 1997 to June 30, 1998 Tax Year.

          (d) The term "Base Taxes" shall mean the Taxes computed by the taxing jurisdiction for the Base Tax Year.

          (e) The term "Taxes" shall be deemed to include all real estate taxes upon or with respect to the tax lot upon which the Building is situated and imposed by the City of New York, County of Queens, or any other taxing authority, provided that the tax assessed by any other taxing authority is to create a new or additional source of revenue through taxation of real estate as such. If, due to any change in the method or taxation, or other tax shall be substituted for, or levied against Landlord or any owner of the Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purposes of this Article, except taxes such as franchise, income or revenue tax on Landlord's rental income receipts.

     Landlord hereby represents that there are no other improvements on the tax lot other than the Building and Building Parking Area.

     (B) If taxes payable in any Escalation Year shall be in such amount as shall constitute an increase above or decrease below Base Taxes, Tenant shall pay "Tenant's Proportionate Share", (i.e currently 43.86%) of such increase or Tenant shall received its proportionate share of any decrease. Tenant's Proportionate Share shall mean the fraction, the denominator of which is the net rentable area of the Building (currently 62,260 square feet) and the numerator of which is the Demised Premises area (currently 27,300 square feet).

     Increases in taxes, payable by reason of reductions in Landlord's tax abatement shall be deemed tax increases subject to provision of this Escalation Clause.

          (1)     INTENTIONALLY OMITTED.

          (2) If the sum of the installments of Taxes payable by Landlord in any Escalation Year exceeds the Landlord's Base Taxes for the Base Tax Year, the annual rental reserved hereunder for such Escalation Year shall be increased by Tenant's Proportionate Share of the amount of such excess and shall be payable during such Escalation Year in monthly amounts equal to 1/12th of the amount of such increase (as reasonably estimated by Landlord if not finally determinable on the first day of such Tax Year, subject to later adjustment).

          (3) If a final determination shall be rendered reducing the assessed valuation of the land and/or Building for the Landlord's Base Tax Year, the assessed valuation as so reduced shall, for all purposed be the assessed valuation as so reduced shall, for all purposes be the assessed valuation used in computing the Landlord's Base Taxes under section (d) of sub-paragraph (A) above. If said determination is rendered subsequent to the submission by Landlord to Tenant of any statements referred to in sub-paragraph
(5) below, Landlord shall submit revised statements to Tenant based upon the reduced assessed valuation and Tenant shall, within thirty (30) days after submission of said revised statements, pay Landlord any additional rent due by reason of such recomputations which computation shall be adequately set forth in the said revised statements.

     (4) If Landlord shall receive a refund of Taxes for any Tax Year with respect to which Tenant paid additional rent by reason of an increase in Taxes, Landlord shall set forth in the first statement thereafter submitted to Tenant pursuant to sub-paragraph (5) below the amount of such refund and the amount of the legal fees and other expenses incurred in connection with the collection of the refund; and, provided that Tenant is not in arrears, credit for Tenant's Proportionate Share of the refund may be taken against the installment or installments of rent next falling due equal to Tenant's Proportionate Share of the amount by which the refund exceeds said fees and expenses. In no event shall such fees and expenses exceed the refund.

     (5) Landlord shall from time to time during the term of this Lease, after the respective amounts of Taxes for the periods in question become ascertainable, submit to Tenant statements setting forth the computation of any increase or decrease in rental. Landlord's failure to submit a statement or statements pursuant to this sub-paragraph (5) or sub-paragraph (2) above shall not constitute a waiver of any rent increases payable by Tenant under this paragraph provided, however, that such additional rental shall only become due and payable following Tenant's receipt of such statement from Landlord. Landlord may submit its statements (or estimates thereof) separately and at different times, but the payment of additional rent shall nevertheless be made in the manner and within the time limits herein above set forth with respect to each statement so submitted.

     (6) If the term of this Lease expires on a day other than the last day of the Tax Year, rental increases pursuant to subparagraph (2) above shall be pro-rated as of said expiration date.

     (7) In the event of a taking, pursuant to the power of eminent domain, of a portion of the Building under such circumstances as shall not result in a termination of this Lease, then from and after the date of such taking (i) the Base Tax Amount shall be deemed reduced in proportion to the reduction in the number of square feet of rentable space in the Building resulting from such taking, and (ii) Tenant's Proportionate Share shall be adjusted so as to be equal to a fraction of which the denominator is the reduced number of square feet of rentable space in the building and the numerator is the number of square feet of space leased to Tenant following such taking.

     (8) The provisions of this paragraph shall survive the expiration or termination of this Lease until a final adjustment has been made for the Tax year in which the Expiration Date occurs.

     (9) The statements of the adjustment to be furnished by Landlord as provided in subdivision (5) shall be based on data submitted by Landlord to a firm of Certified Public Accountants (who may be the firm now or then currently employed by Landlord for the audit to its accounts). In the accountant's opinion based on the date submitted, such statements shall present fairly the escalation adjustment for the periods represented thereby.

     (10) Any delay or failure of Landlord, beyond January of any year, in computing the billing for the rent adjustments herein above provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder upon Tenant's receipt of such statements.

     (11) Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement, termination upon casualty or condemnation or upon termination by Tenant in accordance with Article 3.2) Tenant's obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the Lease expiration date, and shall survive an expiration or termination of this Lease until such amounts previously accruing have been paid.

18. If the first or final lease year during which escalations may occur shall contain less than twelve (12) months, the additional rental under this Lease shall be prorated.

                             MISCELLANEOUS

19. Landlord, shall upon Tenant's request execute a Memorandum of Lease in recordable form.

20.     THIS SPACE IS INTENTIONALLY OMITTED.

21.     THIS SPACE IS INTENTIONALLY OMITTED.

22. In the event the Tenant shall fail to pay Landlord the charges and expenses as required by the terms of this Lease, the Landlord shall have the same rights and remedies as those provided for in the Lease with regard to the Tenant's failure to pay an installment of the annual base rent.

23. The term "Lease Interest Rate" shall mean interest at the rate of ten (10%) percent per annum provided such rate does not violate the usury laws of New York State. If such rate violates such usuary laws, then it shall be 1/2% below the maximum permissible rate.

                       FIXTURES & INSTALLATIONS

24. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, by Landlord at Landlord's expense, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property installed at the expense of Tenant may be removed by Tenant on the condition that Tenant shall repair at its expense any damage to the Demised Premises or the Building resulting from such removal. Notwithstanding anything herein to the contrary, all equipment installed by Tenant shall remain the property of Tenant in all events. Except as otherwise provided for herein, all the outside walls of the Demised Premises including corridor walls and the outside entrances doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduit, ducts or other building facilities, and the use thereof, as well as access thereto upon notice and accompanied by Tenant in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein, provided the area demised to Tenant is not reduced thereby or the use of the Demised Premises by Tenant is not restricted or interfered with thereby. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.

                           ALTERATIONS

25.     (A)     After completion of the Demised Premises, except items that can be removed at the end of term the installation of which do not require permits, Tenant shall make no structural alterations, decorations, installations, additions or improvements in or to the Demised Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed) and then only by contractors or mechanics who do not interfere with Landlord's work in the Building by labor disharmony.

     (B) All installations or work done by Tenant shall at all times comply with:

          (1) Laws, rules, orders and regulations of governmental authorities having jurisdiction thereof.

          (2)     Reasonable rules and regulations of the Landlord.

          (3) Plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval, which approval will not be unreasonably withheld or delayed; no installations or work shall be undertaken, started, or begun by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no material amendments or additions to such plans and specifications shall be made without prior written consent of Landlord, which will not be unreasonably withheld or delayed. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials that would or will create any labor disharmony with any contractors and/or labor engaged by
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Landlord in the construction, maintenance and/or operation of the Building or any part thereof.

          (4) The indemnity contained in Article 34 (B) shall apply to any claim arising out of the performance of said Tenant's work. Tenant shall supply Landlord with workmen's compensation certificates for all persons and/or contractors performing work for Tenant at the Demised Premises, a public liability insurance policy in the sum of Two Million ($2,000,000.00) Dollars for personal injuries and death claims and Five Hundred Thousand ($500,000.00) Dollars for property damage. In the event any mechanics lien shall be filed against the Building by any of the Tenant's contractors, subcontractors or material men, for work done on behalf of Tenant, Tenant shall discharge the lien by bond, payment or otherwise, within thirty (3) days of filing thereof after notice to Tenant and upon Tenant's failure to so discharge any lien, Landlord may, at its option, remove the lien by bonding and charge the Tenant with the cost thereof, together with reasonable attorneys' fees.

                            REQUIREMENTS OF LAW

26. (A) Tenant, at Tenant's sole cost and expense shall comply with all applicable laws, orders and regulations of Federal, State, county and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Tenant with respect tot the special use or occupation of the Demised Premises by Tenant, except that Tenant shall not be required to make any structural alterations in order so to comply unless such alterations shall be necessitated or occasioned, by the improper acts, omissions, or negligence of Tenant or any person claiming through or under Tenant or any of their employees, contractors, agents, invitees or licensees.

     (B) Tenant shall not do anything, or permit anything to be done, in the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property, or
(iii) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all the rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating organization or any similar body. Landlord represents that the use of the Demised Premises as general offices and the installation and maintenance of a telecommunication switching facility and related equipment will not give rise to sub-paragraph
(i) through (iii) above being effective.

     (C) In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

     (D) Landlord shall be responsible for curing any notices of violation not arising out of Tenant's acts issued by any governmental agency affecting the Demised Premises and the Building and Property and otherwise complying with all applicable laws and regulations affecting the Building and the Property.

                              END OF TERM

27. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and casualty excepted, and Tenant shall remove all of its property and shall repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by the Landlord, unless otherwise agreed to in writing (i.e. extension of time to remove). Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 221 of the Real Property Actions and Proceedings Law and of any successor law of like import then in force in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article at the end of the term as expressed herein. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. If the last day of the term of this lease or any renewal hereof falls on a Sunday or a legal holiday, this lease shall expire on the business day immediately preceding.

                            QUIET ENJOYMENT

28. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this Lease including, but not limited to Article 37.

                              SIGNS

29.     a)     No sign or lettering of any nature may be put on or in any window, nor on the exterior of the Building or elsewhere within the Demised Premises such as shall be visible from the street, except with the written approval of the Landlord.

     b) Notwithstanding the aforementioned in paragraph 29 (a) above, upon receiving Landlord's approval which approval shall not be unreasonably withheld or delayed, Tenant shall have the exclusive right to erect/post one
(1) sign on each side of the Building, one (1) sign on the rear of the Building. Tenant shall not erect/post any sign(s) on the front of the building. In addition hereto, Tenant shall have the exclusive right to erect/post one (1) sign on the ground level of the Building. Tenant must provide Landlord with a design/sketch of the sigh(s) to be erected, which said
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sign(s) Landlord shall permit Tenant to install upon Landlord's approval, on the rear, and both sides of the exterior of the Building signs identifying Tenant. Tenant. will be solely responsible for the fees and costs associated with erecting the sign on the exterior of the Building and for the future removal of the sign, if any, if and when the Tenant ceases to occupy the Demised Premises at the Building.

     c) Tenant's sign(s) shall not exceed the dimensions of the existing signs on the Building, i.e. that of the Long Island Savings Bank, Omnipoint Communications and Enterprise Rent-A-Car.

     d) Tenant, after complying with the provisions of 29 (a & b) above, shall have the right to install an illuminated rotating sign on the roof of the Building. The location of this rotating sign will be restricted to the roof of the mechanical/elevator room located on the roof of the Building.

     e) Tenant shall have the right to maintain all of such signs in their approved locations during the term of this Lease and Landlord shall not grant any rights to any other tenant of the Building or any third party which would interfere with the visibility of any such sign.

                          RULES AND REGULATIONS

30. Tenant and Tenant's agents, employees, invitees, and licensees shall faithfully comply with the Rules and Regulations set forth on Schedule "E" annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord's reasonable judgement shall be necessary for the reputation, safety, care or appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition in any lease by any other tenant in the Building, provided such are applied in an equal and non-discriminatory manner. In the event of a conflict between this Lease and the Rules and Regulations, terms of this Lease shall prevail. Landlord shall not enforce any of the Rules and Regulations in a manner discriminatory to Tenant.

                      ASSIGNMENT AND SUBLETTING

31.     (A)     Tenant, for itself, its successors and assigns, expressly
covenants that it shall not assign, mortgage or encumber this Agreement, nor under let the Demised Premises or any part thereof or license or permit the demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed in each instance and upon due compliance with the provisions of this Article 31.

     (B) The Tenant shall have no right to assign this Lease or sublet all or any portion of the Demised Premises for a period of less than one (1 year, unless assignment or subletting is to an affiliate entity.
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     (C)     Prior to requesting the approval of Landlord to an assignment or subletting as hereinafter provided, Tenant shall offer to terminate this Lease as of the last day of calendar month which is at least sixty (60) days from the date of Tenant's notice, during the term hereof, which day shall be prior to the effective date of such proposed assignment or subletting, and to vacate and surrender the Demised Premises to Landlord. Simultaneously with said offer to terminate this Lease, Tenant shall advise the Landlord of all the terms, covenants and conditions of the Tenants' proposed sublease or assignment. A sublease of less than 40% of the Demised Area shall not give rise to Landlord's recapture rights herein. The provisions of this subsection 30 (c) shall not be applicable during the initial term of this Lease, provided
(i) in the case of a sublease(s) in excess of forth (40%) percent of the demised Area, fifty (50%) percent of all rent and additional rent received by Tenant for sublease(s) in excess of the rent and additional rent received herein, shall be paid to Landlord within fifteen (15) days of receipt, as additional rent; and (ii) in the case of an assignment, fifty (50'%) percent of any consideration paid to Tenant for said assignment, except that which is paid for Tenant's furniture, fixtures, equipment, leasehold improvements and goodwill shall be paid to Landlord within fifteen (15) days of receipt. In either of the foregoing cases, Tenant shall first deduct its expenses, including brokerage fees, before submitting to Landlord.

     (D) With respect to any proposed subtenant or assigned who is not an "Affiliated Entity" (as defined below), Tenant shall submit to Landlord the most recent fiscal year's financial statements of such entity as well as a description of the business of the entity. Upon Tenant's due compliance with the aforesaid provisions of this Article 31, Landlord agrees not to unreasonably withhold its consent to an assignment or subletting, provided that the Tenant is not then in default beyond any cure period under this Lease and that the proposed assignee or undertenant is: (a) financially responsible
(b) credit-worthy and (c) of good reputation.

     (E) No such assignment shall be effective until duplicate originals of such Assignment and Assumption Agreement wherein Assignee agrees to perform al the obligations of the Tenant under this lease in form appropriate for recording are delivered to Landlord.

     (F) No sub-letting of the Demised Premises shall release or discharge the Tenant hereunder from any of its obligations to be performed under this Lease, unless otherwise agreed upon by the parties herein. Any assignment of the Lease approved by Landlord shall release Tenant from all obligations arising from and after the effective date of such assignment.

     (G) Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublease unless each request by Tenant is accompanied by non-refundable fee by certified check not to exceed $1,500.00 to cover Landlord's reasonable legal fees and related costs to process the proposed assignment. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

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
     (H) Not withstanding anything to the contrary herein, Tenant may (i) assign this Lease to any successor by merger, purchase, reorganization, acquisition or consolidation, subsidiary, parent or affiliate (hereinafter called collectively "Affiliated Entity") provide that a copy of said assignment, in recordable form, is delivered to the Landlord containing full assumption by the assigned of all the Tenant's obligations hereunder; or (ii) sublease the Demised Premises or any portion thereof to an Affiliated Entity.

                     LANDLORD'S ACCESS TO PREMISES

32.     (A)     Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all times after reasonable notice and during normal business hours and accompanied by Tenant, except in an emergency, to examine the same, and to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefore, provided the same does not interfere with Tenant's business operation. during the six months prior to the expiration of the term of this Lease, or any renewal term, Landlord may exhibit, upon notice, the Demised Premises to prospective tenants or purchasers at all reasonable hours and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises at any time when for any reason an entry therein shall be necessary in an emergency, Landlord or Landlord's agents may enter the same by a master key without rendering Landlord or such agent liable therefore (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property). Landlord shall not have access to secure areas designated by Tenant, as such, except in an emergency.

     (B) Landlord shall also have the right at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building, provided, however, the Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any manner Tenant's use and enjoyment of the Demised Premises as set forth in Article 4 herein and provided the same does not diminish Tenant's usable area or obstruct Tenant's access to the Demised Premises, or visibility of the Demised Premises.

     (C) Provided the Landlord complies with the terms hereof, the exercise by Landlord or its agents of any right reserved to Landlord in this
Article 32 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord agrees to use its best efforts to minimize interference with Tenant's business.

                           SUBORDINATION

33.     (A)     Subject to the delivery of the Subordination and Non-Disturbance
 Agreement described below, this Lease is subject and subordinate in all respect s to all ground leases and/or underlying leases and to all first mortgages which may now be place on or affect such leases and/or the real property of which the Demised Premise forms a part, or any part of parts of such real property and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, Tenant shall execute and deliver promptly any reasonable certificate that Landlord and or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request subject to the delivery of the Subordination and Non-Disturbance Agreement referred to below. A
Subordination Non-Disturbance Agreement in form and content reasonably satisfactory to Tenant shall be delivered by all current and future mortgagees and ground lessors, as a pre-condition to such subordination.

     (B) Without limitation of any of the provisions of this Lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/shall have become lessee under a new ground or underlying lease then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and recognize such mortgagee or its respective assigns as its Landlord, provided A Subordination Non-Disturbance Agreement was received.

     (C) Tenant shall, at any time and from time to time upon not less than fifteen (15) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate that Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any mortgagee, prospective purchaser or lessee of said real property or any interest or estate therein, any prospective mortgagee thereof or any prospective assignee of any mortgage thereof.

                  PROPERTY LOSS, DAMAGE REIMBURSEMENT

34.     (A)     Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of, or damage to, any property of Tenant by theft or otherwise, unless caused by negligence or misconduct of Landlord, its agents, contractors, servants and/or employees. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electrical, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants, contractors or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations of construction or any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repair, replacement, maintenance and/or cleaning in, on or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement of rent nor shall the same release Tenant from obligations hereunder nor constitute an eviction, provided Landlord uses its best efforts to restore the same, unless caused by Landlord, agent, employee or contractor negligence. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by , or damages or fines sustained or incurred by Landlord due to Tenant's non-performance or non-compliance with or breach or failure to observe any term, covenants or conditions of this Lese, on Tenant's part to be kept, observed, performed or complied with, after notice to Tenant with an opportunity to cure. Landlord shall reimburse and compensate Tenant for all expenditures made by, or damages or fines sustained or incurred by Tenant due to non-performance of or non-compliance with or breach or failure to observe any terms covenants or conditions of this Lease on Landlord's part to be kept, observed, performed or complied with, after notice to Landlord, with an opportunity to cure. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Building or of defects therein or in any fixtures or equipment of which Tenant has knowledge, provided no liability or obligation shall be imposed upon Tenant for failure to so notify Landlord with respect to the Building and not the Demised Premises.

                           TENANT'S INDEMNITY

     (B) Except if caused by negligence or willful act of Landlord, its agents, contractors or employees, Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the omission of any Tenant work or thing whatsoever done by Tenant (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premise during the term of this Lese and during the period of time, if any, prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from any willful misconduct or breach of Lease or negligence of Tenant or any of tits agents, contractors, servants, employees, licensees or invitees and against and from all reasonable cost, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim TENANT, upon notice from Landlord, agrees that

Tenant, at Tenant's expense will resist or defend such action or proceeding and will employ counsel therefore.

                          LANDLORD'S INDEMNITY

     (C) Except if cause by negligence or willful act of Tenant, its agents, contractors, employees or invitees, Landlord shall indemnify and save harmless Tenant against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the omission of any Landlord work or thing whatsoever done by Landlord (other than by Tenant or its agents, contractor or employees of either) in and on the Demised Premises, the common areas and the Building during the term of this Lease and during the period of time, if any, prior to the specified commencement date that Landlord may have had access to the Demised Premises for the purpose of making installations, wand will further indemnify and save harmless Tenant against and from any and all claims arising from any condition of the Demised Premises due to or arising from any willful misconduct or breach of Lease or negligence of Landlord or any of its agents, contractors or employees and against and from all reasonable costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, agrees that Landlord, at Landlord's expense will resist or defend such action or proceeding and will employ counsel therefore.

                   DESTRUCTION - FIRE OR OTHER CASUALTY

35. If the Demised Premises shall be damaged by fire or other casualty Landlord, at Landlord's expense, shall promptly repair such damage, but in all events, within 120 days of fire or casualty to substantially the same condition as existed prior to such casualty. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effect of Tenant except if such fire or casualty was caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees. If the entire Demised Premises shall be rendered untenantable by reason of any such damage, the rent and additional rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the rent and additional rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, the amount by which the rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Sections 227 of the New York Real Property Law and of any successor law of like import then in force and Tenant agrees that the provision of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Demised Premises, or
(ii) the Building shall be so damaged by fire or other casualty that total laceration, demolition or reconstruction of the Building shall be required, such that restoration would take 120 days or more (whether or not the Demised Premises shall be damaged or rendered untenantable), then, in any such events, Landlord, at Landlord's option, may give to Tenant within forty-five (45) days after such fire or other casualty, a thirty (30) days notice of termination of this lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the rent and additional rent shall be apportioned and any prepaid portion of rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

     In the event that the Demised Premises shall be damaged to such an extent that (i) Tenant reasonably determines that they cannot be restored within ninety (90) days of the occurrence of such damage, or ii) if Landlord does not restore the Demised Premises within said ninety (90) days to substantially the same condition as existed prior to the casualty, Tenant shall have the option of canceling this Lease, on notice to Landlord, at the end of such ninety (90) day period, or immediately, under (i).

                                SUBROGATION

36. Each of the parties hereto and their successors or assigns hereby waivers any and all rights of action against the other party hereto which may hereafter a rise for damage to the premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended converge, carried by such respective parties. Both parties agree to obtain and maintain a waiver of subrogation from if, prior to the date when al of such damage shall have been repaired any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, the amount by which the rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and of any successor law of like import then in force and tenant agrees that the provision of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that total alteration, demolition or reconstruction of the Building shall be required, such that restoration would take 120 days or more (whether or not the Demised Premises shall be damaged or rendered untenantable), then, in any such events, Landlord, at Landlord's option, may give to Tenant within forty-five (45) days after such fire or other casualty, a thirty (30) days notice of termination of this lease and, in the event such notice is give, this Lease and the Demised

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Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the rent and additional rent shall be apportioned and any prepaid portion of rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

     In the event that the Demised Premises shall be damaged to such an extent that (i) Tenant reasonably determines that they cannot be restored within ninety (90) days of the occurrence of such damage, or ii) if Landlord does not restore the Demised Premises within said ninety (90) days to substantially the same condition as existed prior to the casualty, Tenant shall have the option of canceling this Lease, on notice to Landlord, at the end of such ninety (90) day period, or immediately, under (i).

                            EMINENT DOMAIN

37.     (A)     In the event that the whole of the Demised Premises or access thereto or a material part of the parking area is taken without substitution of comparable parking space located within a three (3) block radius of the Building, shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a material part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that a material part of the Building (in excess of 40%) shall be so condemned or taken, then (a) Landlord (whether or not the Demised Premises be affected) may, at its option terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within forty-five (45) days following date on which Landlord shall have received notice of vesting of title, and (b) if such condemnation or taking shall be of a substantial part of the Demised Premises (in excess of 25% of the Demised Premises) or a substantial part (25% or more) of the means of access thereto or of the parking, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this Lease and the term and estate hereby granted as of the date of vesting of title or, (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent shall be abated to the extent, if any, herein above provided in this Article 36. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, promptly (but in all events in less than 120 days) restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. In the event Landlord fails to restore the Demised Premised, Tenant shall have the right, upon ten (10) days' notice to Landlord, to terminate this Lease.

     (B) In the event of a termination in any of the cases herein above provided, this lease and the term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set forth for the expiration of the term of this Lese, and the rent and additional rent hereunder shall be apportioned as of such date.

     (C) In the event of any condemnation or taking herein above mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award made for the value of the estate vested by this Lease in Tenant, except that the Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving expenses incurred by Tenant.

                                  WASTE

38. Tenant will not do or suffer any waste or damage, disfigurement or injury to the Building or any part thereof.


                       CERTIFICATE OF OCCUPANCY

39. Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part. If Tenant does not use the premises in accordance with the Certificate of Occupancy, such shall constitute a default hereunder upon notice of default and fifteen (15) days notice to cure. This Article is without prejudice to Landlord's rights by reason of Tenant's default or as otherwise set forth herein and without obligation on the part of the Landlord to recompense Tenant. Nothing herein this Article 39 shall relieve Tenant of its obligation to pay base rent and additional rent for the term hereof.

     Landlord represents that the permitted use described in paragraph four
(4) does not violate the Certificate of Occupancy and will furnish a copy of same to Tenant.

                                   DEFAULT

40.     (A)     Upon the occurrence, at any time prior to or during the
Demised Term, of any one or more of the following events (referred to as "Events of Default):

          (i) If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent, and such default shall continue for a period of fifteen (15) days after notice by Landlord to Tenant of such default; or

          (ii) If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence curing such default within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

          (iii) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated bankrupt or become insolvent, or shall file any petition seeking any reorganizations, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present t or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall make an assignment for the benefit of creditors or shall seek or consent to, or acquiesce in the appointment or any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

          (iv) If, within seventy-five (75) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if within seventy-five (75) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied and not dismissed within seventy-five (75) days; or

          (v) If the demised Premises shall become vacant, deserted or abandoned and Tenant ceases to pay rent; or

          (vi) If Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 31; then upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease after fifteen (15) days notice to cure said default during which period there was no cure and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date but Tenant shall remain liable for damages as provided in Article 43.

     Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupancy of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed a waiver on the part of Landlord of any right s under this
Article 40.

     (B) In the event Landlord shall default in the performance or for observance of any material term, covenant or condition of this Lease on Landlord's part to be performed and Landlord shall fail to remedy such default within thirty (30) days after notice by Tenant to Landlord of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Landlord shall not commence curing such default within such thirty 30) days, or shall not thereafter diligently prosecute to completion the cure of such default, then, in such event, Tenant shall have the right to pursue whatever remedies it may have under this Lease or all rights and remedies at or in equity to which Tenant may be entitled.

41.     (A)     If Tenant shall default in the payment when due of any
installment of rent or in the payment when due for any additional rent and such default shall continue for a period of fifteen (15) days after notice by Landlord to Tenant of such default, or if this Lease and the Demised Term shall expire and come to an end as provided in this Article 41.

          i. Landlord and its agents and servants may immediately or at any time after such Event of Default or after the date upon which the Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, with notice, only by summary proceedings or by any other applicable action or proceeding and after obtaining an order of a court of competent jurisdiction authorizing same, and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

          ii. Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its reasonable discretion, any determine. Landlord shall have use commercially reasonable efforts to relet the Demised Premises or any part thereof but shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, where such refusal was commercially reasonable under the circumstances, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease where such refusal was commercially reasonable under the circumstances. Provided Landlord treats the Demised Premises, like the balance of its available space inventory, Landlord at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its reasonable discretion considers advisable or necessary in connection with any such reletting without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall use commercially reasonable efforts to relet the Demised Premises.

     (B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgement or by warrant of any court or judge or (ii) and re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

                               SPRINKLERS

42. Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or New York Fire Insurance Exchange or any bureau, department, official of the federal, state or city government require the installation of a sprinkler system or that nay changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system solely by reason of Tenant's business, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, change, modifications, alterations, and supply additional sprinkler heads or other equipment as required.

                               DAMAGES

43.     (A)     If this Lease and the Demised Term shall expire and come to an end as provided in Article 27 or by or under any summary proceeding, or any other action or proceeding or if Landlord shall re-enter the Demised Premises as provided in Article 40 by or under any summary proceedings or any other action or proceeding then, in any of said events:

          i. Tenant shall pay to Landlord all rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

          ii. Tenant shall also be liable for, and shall pay to Landlord, as liquidated and agreed final damages, any deficiency (referred to as "Deficiency") which is the sum equal to the amount by which the rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term (excluding any unexercised extension option) exceeds the net amount, if any, of rents collect under any re-letting effected pursuant tot he provision of Section 41 (A) for any part of such period (first deducting from the rents collected under any such re-letting all of Landlord's reasonable and actual expenses regarding such re-letting including, but not limited to, all repossession costs, brokerage commissions, reasonable legal expenses, reasonable attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such re-letting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding.

     (B) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rent collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purpose of this Article 43. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the rent reserved in this Lease.
Solely for the purposes of this Article, the term "rent" as used in Section 43 A shall mean the rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 17A (i) immediately preceding such event.

                          SUMS DUE LANDLORD

44.     (A)     If Tenant shall default after notice and the expiration of any applicable cure period, in the performance of any covenants on Tenant's part to be performed in this Lease contained, Landlord may immediately, or at any time thereafter, after thirty (30) days notice, perform the same for the account of the Tenant, except in an emergency. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any acto which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to do or does incur any reasonable expense including reasonable attorney's fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest and reasonable costs, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, or at Landlord's option on the first day of any subsequent month. Any sum of money (other than rent) accruing from Tenant to Landlord pursuant to Schedule "C", whether prior to or after the Term Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term. In any case in which the base rent or additional rent is not paid within fifteen (15) days of notice that it was not paid upon the day when same is due, Tenant shall pay a late charge equal to 5 cents for each dollar so due.

     (B) If Landlord shall default, after notice from Tenant and the expiration of thirty (30) days, except in the event of an emergency, in which case Tenant shall only be obligated to provide such notice as is reasonable under the circumstances, in any of its obligations or covenants on Landlord's part to be performed in this Lease contained, Tenant may immediately (but shall be under no obligation to) perform the same for the account of Landlord. If Tenant at any time is compelled to pay or elects to pay any reasonable sum of money by reason of failure of Landlord to comply with any provision hereof, or if Tenant is compelled to do or does incur any reasonable expense including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of a default by Landlord hereunder, the sum or sums shall be due form Landlord to Tenant on the first day of the month following the incurring of such expenses and Tenant shall have the right to offset such amounts against the next installments of basic rent due and payable hereunder. Landlord's obligations hereunder shall survive the expiration or termination of this Lease. Amounts not paid to Tenant hereunder within fifteen (15) days of the due date shall bear interest at the Lease Interest Rate.

                               NO WAIVER

45.     (A)     No act or thin done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of surrender of said Demised Premises and no agreement to accept such surrender of the Demised Premises shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord under let the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant form any liability for loss of or damage to any of Tenant's effects in connection with such under letting, except if due to Landlord negligence. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this Lease, or any of the Rules and Regulations annexed hereto and made part hereof or hereafter reasonably adopted by Landlord, shall not prevent a subsequent act, which would have originally-constituted a violation, from having all the force and effect of an original violation. The failure by Landlord to enforce any of the Rules and Regulations annexed hereto and made part hereof, or hereafter reasonably adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord and Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     (B) Landlord's failure to timely render a Landlord's Statement with respect to any Escalation year per Article 18 shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation year, provided such statement is rendered within twenty-four (24) months of the end of the Escalation Year. The obligation of Landlord and Tenant under the provisions of Article 18 with respect to any additional rent payable by Tenant thereunder for any Escalation year shall survive the expiration or any sooner termination of the Demised Term, for two (2) years after the term of this Lease.

                         WAIVER OF TRIAL BY JURY

46. To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy, except personal injury claim. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment of rent, Tenant agrees not to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding. Nothing herein shall prohibit Tenant from bringing a separate action against the Landlord.


                          BILLS AND NOTICES

47. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications give or required to be given under this Lease shall be effective only if rendered or given in writing, sent by Registered or Certified Mail (return receipt requested), addressed (A) to Tenants at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Demised Premises, and to (B) Landlord at Landlord's address set forth in this Lease, with a copy to (C) Mihos & Karabelas, Esqs., 28-18 31st Street, Suite 202, Astoria, New York 11102 or (D) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article.

                         INABILITY TO PERFORM

48.     (A)     If, by reason of strikes or other labor disputes, fire or
other casualty, accidents, orders or regulations of any Federal, State, County or municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reasons of the inconvenience or annoyance to Tenant, or injury to, or interruption of Tenant's business, or otherwise, but only for so long as such force majeure conditions exist provided, however that in the event such condition renders the Demised Premises untenantable, Tenant shall be entitled to a rental abatement for the period in which such condition exists. If Tenant is unable to fulfill its obligations hereunder by reason of the conditions specified in this Section 48A, Tenant shall not be deemed to be in default hereunder by reason thereof.

                          INTERRUPTION OF SERVICE

     (B) Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvement, which, in the reasonable judgement of Landlord are necessary, until said repairs, alterations, replacements or improvements shall have been complete, provided Landlord (i) uses its best efforts to restore such services as quickly as possible and (ii) perform such work at times and in a reasonable manner so as to minimize interference with Tenant's business. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise except if due to the negligence of Landlord, its agents, contractors or employees. Notwithstanding the aforementioned, if the interruption of services continues for more than five (5) days, Tenant will receive a rent abatement for each day services are interrupted. If the interruption of services continues for more than fifteen (15) days, Tenant may cancel this Lease.

                   CONDITIONS OF LANDLORD'S LIABILITY

     (C)     i.     Tenant shall not be entitled to claim a constructive
eviction form the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice,

          ii. If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the premises have not been sufficiently completed to make the premises ready for occupancy, or for any other reason which is not the fault of the Landlord, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this Lease or the obligations of Tenant hereunder.

          iii. Notwithstanding the aforementioned, in the event Landlord shall be unable to give possession to the Demised Premises within one hundred twenty (120) days after execution of this Lease, Tenant at its sole option may terminate this Lease, which time period shall be extended to the extent any such delays are directly attributable to the Tenant.

                        TENANT'S TAKING POSSESSION

     (D)     i.     Tenant by entering into occupancy of the premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the premises were in Satisfactory condition as of the date of such occupancy, except for latent defects, and punch list items of which Tenant shall have given written notice to Landlord within ninety (90) days of occupancy specifying such punch list items, all of which shall be promptly repaired by Landlord.

          ii. If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, excluding the covenant to pay rent and additional rent except those charges payable pursuant to Schedule "C" hereof, for the period from the commencement of said use or occupancy to the Term Commencement Date.


                            ENTIRE AGREEMENT

49. This Lease contains the entire agreement between the parties and all negotiations and agreements are merged herein, except as set forth herein. Neither party has made any representations or statements, or promises, upon which the other has relied regarding any matter or thing relating to the Building, (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this Lease, including but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises or the prospective amount of any item of additional rent. No oral statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord or Tenant, their agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord or Tenant unless licenses are or shall be acquired by Tenant by implication or otherwise or unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. Landlord's consent or approval shall in no events, under any of the provisions of the Lease be unreasonably withheld or denied.

                     VAULT, VAULT SPACE, AREA

50. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, provided Tenant continues to use or occupy same.

                                SECURITY

51. Tenant shall deposit with Landlord the sum of $80,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord expended by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security with the interest thereon, if any, to which the Tenant is entitled shall be returned to Tenant promptly after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
For purposes of recording security, Tenant's I.D. number is
                                       .

     In the event Tenant is not in default of this Lease beyond any applicable cure period, Landlord shall apply $40,000.00 of the security towards Tenant's rental payment due for the 13th month of this Lease. Thereafter, if Tenant is not in default of this Lease beyond any applicable cure period, Landlord shall apply the remaining $40,000.00 towards Tenant's rental payment due for the 25th month of this Lease. Tenant shall pay Landlord the difference in the rental payment due for the 13th and 25th month(s) at the time such payments become due hereunder.

                                DEFINITIONS

52. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a Lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale or lease, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any sale, or the lessee of the Building, or of the land and Building, that the purchaser of the lessee of the Building assumes and agrees to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry", and "re-entered" as used in this Lease are not restricted to their technical legal meanings. The term "business days" as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 5 hereof), Sundays and all days observed by State or Federal Government as legal holidays (which shall not include days when the New York Stock Exchange is open for trading). The terms "person" and "persons" as used in this Lease shall be deemed to included natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity.

                          PARTNERSHIP TENANT

53. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to any provision herein, (any such partnership and such persons are referred to in this section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant; (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership; Tenant and to all parties comprising partnership tenant and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new general partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners.

                       SUCCESSORS, ASSIGNS, ETC.

54. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their respective assigns.

         APPLICATION OF INSURANCE PROCEEDS, WAIVER OF SUBROGATION

55. In any case in which Tenant shall be obligated under any provisions of this Lease to pay to Landlord any loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

                              BROKER

56. Both parties represent and warrant that Alma Realty Co. was the sole Broker brought about transaction. Tenant agrees to indemnify and hold Landlord harmless from any claims of any other Broker with respect to this Lease. Landlord agrees to pay Broker pursuant to separate agreement and to indemnify and hold Tenant harmless from any claims of any other broker with respect to this Lease.

                             CAPTIONS

57. The captions are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

                    NON-LIABILITY OF LANDLORD

58. If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such a joint ventures, general or limited partnerships or associations) such individual shall be under no personal liability with respect to any of the provisions of this Lease, and if such individual hereto is in breach or in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of such individual in the land and Building of which the Demised Premises form a part for the satisfaction of Tenants' remedies and in no event shall Tenant attempt to secure any personal judgement against any partner, employee or agent of Landlord by reason of such default by Landlord.

                    RIGHT OF FIRST REFUSAL

59. Provided that Tenant is not then in default of any of the covenants of this Lease, Landlord hereby grants to Tenant during the term of this Lease, the right of first refusal to lease from Landlord any space located in the Building which becomes vacant and available. Tenant shall have fifteen (15) days after notice from Landlord to accept the vacant space pursuant to Landlord's terms and conditions which shall be no less favorable than the terms being offered to a third party.

                       GOVERNING LAW

60. This Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                       JURISDICTION

61. For purposes of settling any and all disputes hereunder, each party hereto submits itself to the personal jurisdiction of any court, federal or sate, sitting in the State of New York, hereby waiver all objections to the venue of any such court and further hereby waives trial by jury.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the day and year first written above.



Witness for Landlord:                      GOLDEN UNION, LLC

                                           /s/ George Mitropoulos
------------------------------             ---------------------------
                                           Cooper Enterprises, Inc. Member
                                           George Mitropoulos, President



Witness for Tenant:                         PHONETIME, INC.
                                            Tenant

                                             /s/ Sam Tawfik
---------------------                       -----------------------------
                                             Sam Tawfik, CEO, President

                                SCHEDULE C

                      Heating and Air-Conditioning

     (A)Between September 1 and June 1, the "heating system" shall be operative and maintain a minimum of 70 degrees Fahrenheit DB when the outdoor temperature is 0 degrees Fahrenheit DB and the prevailing wind velocity does not exceed 15 mph.

     (B)Between April 15 and October 14, the "cooling system" shall be operative and maintain a maximum of 80 degrees Fahrenheit DB and 55% relative humidity when the outdoor temperature is 95 degrees Fahrenheit DB and 75 degrees Fahrenheit DB with the prevailing wind velocity not exceeding 13 mph.

     (C)During the overlapping seasons (April 15 - June and September 1 - October 15) both systems shall be operative (cooling and heating).

     (D)Zoning temperature and balancing controls shall be operated solely by the Landlord to assure the conditions above.

     (E)Maintenance of the foregoing temperature conditions is conditioned upon the following criteria, which shall not be exceeded by the Tenant:

1)     Population Density                    1 Person 150 square feet
2)     Lighting and Electrical Load          4 watts per square foot
3)     Exhaust and Ventilation Loan          5 cfm per person


Subject to provision in paragraph 5 heretofore.

                                SCHEDULE D

                              Cleaning Schedule

The cleaning service and maintenance of the premises as defined herein shall be performed on all business days except those days designated as union holidays for the employees of any union performing the maintenance and cleaning service at the Building and in accordance with first class office building standards. There shall be no cleaning of the premises on legal holidays, Saturdays and Sundays or those days on which the building is officially closed.


1.     CLEANING SERVICES - Common Areas

     (A) The common areas and public corridors or lobbies shall be vacuumed, swept, washed or waxed as required to keep the premises respectably clean.

     (B) All lighting fixtures in common areas shall be cleaned weekly and lamps or bulbs replaced as required at Landlord's expense. Such costs shall be reasonable, actual and competitive and pro-rated between tenants where tenants share a floor. Tenant may audit Landlord's costs.

     (C)     All restrooms shall be clean and washed daily.

     (D) Soaps, tissues and sanitary products shall be available in all restrooms and the cost shall be pro-rated amongst the tenants according to the square footage occupied.

     (E) Landlord shall keep parking area and all driveways, paths and sidewalks and any grass and bushes clean (i.e. remove debris and snow, cut grass, trim bushes).

2.     CLEANING SERVICES - Tenant Space

          This is to be performed by the Tenant. Trash will be delivered to the outside receptacle at the West parking lot.

                               SCHEDULE E

                          RULES AND REGULATIONS

(1) The sidewalks, entrances, driveways, passages, courts, vestibules, stairways , corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using passageways designated for such delivery by Landlord. There shall not be sued in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(2) The water and wash closets and plumbing fixtures shall not be used for any purpose other than those of which they were designed or constructed and no sweepings, rubbish, acids, or other substances shall be deposited therein, and the expense of breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, or employees, shall have caused it.

(3) No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be sued or keep noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or unreasonably interfere in any way with other tenants or those having business therein, nor shall nay animals or birds be kept in or about the building.

(4) No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord.

(5) No sign, advertisement, notice or other lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, subject, however, to the provisions relating thereto elsewhere in the Lease. In the event of the violation of the foregoing by any Tenant, Landlord to provide Tenant with five (5) days notice of default and if said violations are not promptly cured Landlord may remove same without liability, and may charge the reasonable expense incurred by such removal to tenant or Tenants violating this rule. Interior signs on doors and directory tables should be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be a size, color and style reasonably acceptable to Landlord and Tenant.

(6) No Tenant shall in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No Tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contract with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

(7) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof, unless a copy is given to Landlord. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to, tor otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

(8) Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises through the service entrances and corridors, and only during hours and in a manner approved, by Landlord, which approval shall not be unreasonably withheld or delayed.

(9)     Canvassing, soliciting and peddling in the building is prohibited.

(10) Landlord reserved the right to exclude from the building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such a pass and shall be liable to Landlord for all damage caused by such persons during entry into the Building on overtime hours.

(11) Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, except for Tenant's phone batteries or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

(12) If the Building contains central air-conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all reasonable rules and regulations issued by the Landlord with respect to such services. If Tenant requires air-conditioning or ventilation and heat after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior, in the case after hours service required on weekend or holidays for which an additional charge computed in accordance with the provisions of Article 8 hereof, shall be paid by the Tenant. Said additional charge shall be deemed additional rent due and payable thirty (30) days after rendition of a bill by Landlord therefore.

                         LEASE MODIFICATION


          AGREEMENT made as of this ___th day of June, by and between GOLDEN UNION, LLC, a New York Limited Liability Corporation with its principal place of business C/O ALMA REALTY CO. at 28-18 31st Street, Astoria, New York 11102 (hereinafter referred to as "Landlord"), PHONETIME INC., a Corporation with its principal business at 30-50 Whitestone Expressway, Flushing, New York 11354 (hereinafter referred to as "Tenant").

                        W I T N E S S E T H

         WHEREAS, the Tenant has leased approximately 27300 square feet (the "Premises"), in the building (the "Building") having and known by the street address of 30-50 Whitestone Expressway, Flushing, New York 11354 pursuant to a lease agreement (the "Lease") between Landlord and Tenant dated the 8th day of April 1997.

          WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, additional space of approximately 6,000 square feet located on the first floor of the Building and more particularly identified in EXHIBIT A attached hereto (the "Additional Space"), all in accordance with the terms set forth below.

          NOW, THEREFORE, in consideration of their mutual promises and covenants each to the other, and for other good and valuable consideration, the parties hereto agree as follows:

     1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Space. The definition of the Demised Premises under the Lease is hereby modified to include the Additional Space.

     2. Tenant agrees to pay additional basic rent for the Additional Space as follows subject to and in accordance with the terms and requirements set forth in the Lease as modified hereby:

          LEASE YEAR        ANNUAL RENT         MONTHLY RENT
          ----------        -----------         ------------
              1ST           $108,000.00          $9,000.00
              2ND            112,320.00           9,360.00
              3RD            116,812.80           9,734.40
              4TH            121,485.36          10,123.78
              5TH            126,634.76          10,528.73

     3. Landlord acknowledges receipt of additional $18,000 security deposit, which was added to the original $80,000. The additional $18,000 shall be held by Landlord and released to Tenant in the same manner, to the same extent and at the same time as the original $80,000 security deposit.

     4. The Lease term for the additional space will run concurrent with the "term of the Lease".

     5. Pursuant to Section 12 of the Lease, the number of reserved park spaces shall be increased from 125 to 155.

     6. Except as modified hereby, the Lease remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand and seal the day and year first above written.

                              GOLDEN UNION, LLC
                              Landlord


                              By: /s/ George Mitropoulos
                                  ---------------------------------
                                      Cooper Enterprises, Inc., Member
                                      George Mitropoulos, President


                              PHONETIME INC.
                              Tenant


                              By: /s/ John Klusaritz
                                 -----------------------------------
                                      General Counsel
                                      Executive Vice President